Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated September 18, 2024 (this “Agreement”), is being entered into by and between Powerfleet, Inc., a Delaware corporation (the “Company”), and the purchasers whose name and address is set forth on the signature page hereof (each, a “Purchaser” and collectively, the “Purchasers”), in connection with the Transaction (as defined below) pursuant to the Share Purchase Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) by and among the Company, Powerfleet Canada Holdings Inc. (“Powerfleet SPV”), Golden Eagle Topco LP, and the persons that are party thereto under the heading “Other Sellers” (the “Other Sellers”) pursuant to which the Company will directly acquire all of the issued and outstanding shares of common stock of Golden Eagle Holdings, Inc. and indirectly acquire, through Powerfleet SPV, all of the issued and outstanding common shares in the capital of Golden Eagle Canada Holdings, Inc. and all of the issued and outstanding Class A and Class C common shares in the capital of Complete Innovations Holdings Inc. (the “Transaction”). In connection with the Transaction, the Company is seeking commitments from institutional accredited investors to purchase, substantially concurrently with and contingent upon the closing of the Transaction, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 20,000,000 shares of Common Stock (the “Shares”) for a purchase price of $3.50 per share (the “Per Share Price,” and the aggregate of such Per Share Price for all Shares subscribed for by the Purchasers being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein.

SECTION 2. Subscription. At the Closing (as defined in Section 3), the Company will, subject to the terms and conditions of this Agreement, issue and sell to each Purchaser and each Purchaser will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) set forth on such Purchaser’s signature page hereto (the “Subscription”).

In the event of the termination of this Agreement in accordance with the terms hereof, the Purchasers’ payments hereunder will be immediately returned by the Company to each Purchaser in accordance with the terms herein. The term “Placement Agents” shall mean William Blair & Company L.L.C., Craig Hallum Capital Group L.L.C., Roth Capital Partners, L.L.C., Barrington Research Associates Inc. and FirstRand Bank Limited.

SECTION 3.

3.1 Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the consummation of the Transaction (the “Closing Date”). Upon (i) satisfaction or waiver in writing of the conditions set forth in this Section 3 and (ii) delivery of written notice from (or on behalf of) the Company to the Purchasers (the “Closing Notice”), that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) calendar days from the date on which the Closing Notice is delivered to the Purchasers, each Purchaser shall deliver, no later than one Business Day before the anticipated Closing Date specified in the Closing Notice, in immediately available funds, the full amount of the Purchase Price for the Shares being purchased by such Purchaser hereunder by wire transfer to an account designated by the Company, such funds to be held by the Company in escrow until the Closing Date. Subject to receipt of the full amount of the Purchase Price for the Shares being purchased by such Purchaser, on the Closing Date, the Company shall deliver to such Purchaser the number of Shares set forth on the signature page hereto in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein) in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing. In addition, at the Closing, the Company will request the Transfer Agent (as defined below) to deliver to each Purchaser a statement setting forth the number of Shares delivered to such Purchaser. In the event the Closing does not occur within two (2) Business Days of the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed by the Company and a Purchaser, the Company shall promptly (but not later than one (1) Business Day thereafter) return the Purchase Price to each Purchaser by wire transfer in immediately available funds to the account specified by such Purchaser. For purposes of this Agreement, “Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are permitted or required to be open for the general transaction of business.

3.2 Conditions of the Company’s Obligations at Closing. The Company’s obligation to complete the purchase and sale of the Shares and deliver the number of Shares set forth in Section 2 above to the Purchasers at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the Purchase Price for the Shares being purchased hereunder; (b) the accuracy of the representations and warranties in all material respects (other than the representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) made by each of the Purchasers on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date); (c) the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled prior to the Closing; and (d) the satisfaction or waiver of each of the conditions precedent to the obligation of the Company to effect the Transaction pursuant to the Transaction Agreement as determined by the parties to the Transaction Agreement other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the Shares pursuant to this Agreement.

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3.3 Conditions of the Purchasers’ Obligation at Closing. Each Purchaser’s obligation to accept delivery of the number of Shares set forth in Section 2 above and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) each of the representations and warranties of the Company made herein shall be accurate in all respects, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect (as defined herein) as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect); (b) the delivery to the Purchasers and the Placement Agents by counsel to the Company of a legal opinion in a form reasonably satisfactory to the Purchasers and counsel to the Placement Agents; (c) receipt by the Purchasers of a certificate executed by the chief executive officer, the chief financial officer or chief accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct in all respects, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect as of the date of this Agreement and as of such Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect) and that the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; (d) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to or at the Closing; (e) there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof; (f) the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing; (g) the Company shall deliver to the Placement Agents (with a copy to the Purchasers) copies of duly executed lock-up agreements, substantially in the form of Exhibit A hereto, from Steve Towe, David Wilson, Jim Zeitunian and each of the directors on the Company’s board of directors (the “Lock-Up Agreements”) and each Lock-Up Agreement shall be in full force and effect on the Closing Date; (h) the Company shall have filed with the Nasdaq Stock Market a Listing of Additional Shares notice form for the listing of the Shares; (i) the Transaction Agreement shall not have been amended, modified or waived in any manner that would reasonably be expected to be materially adverse to the Purchasers without the written consent of the Purchasers committed to purchase at least a majority of the Shares to be purchased hereunder; and (j) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “Commission”) or the Nasdaq Stock Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited nor shall a banking moratorium have been declared either by the United States or New York State authorities, which general trading suspension or limitation or moratorium shall be continuing as of the Closing Date.

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SECTION 4. Representations, Warranties and Covenants of the Company. For purposes of this Section 4, the term “subsidiaries” shall refer, as of the date hereof, to the subsidiaries of the Company as of the date hereof and shall refer, as of the Closing Date, to the subsidiaries of the Company after giving effect to the Transaction as of the Closing Date. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to other sections of this Agreement, the Company hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to, and covenants with, the Purchasers and the Placement Agents as follows:

4.1 Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of organization and reorganization, as applicable, except where the failure to be in good standing would not, individually or in the aggregate, have a material adverse effect upon (i) the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) the legality or enforceability of this Agreement or the Transaction Agreement or (iii) the ability of the Company to perform its obligations under this Agreement or the Transaction Agreement (“Material Adverse Effect”). Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on or as currently proposed to be conducted and as described in the SEC Reports (as defined below), and is duly qualified to do business as a foreign entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

4.2 Reporting Company. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as set forth on Section 4.2 of the Disclosure Schedules, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act for the last three years (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, but not including such materials, exhibits and documents furnished but not filed, being collectively referred to herein as the “SEC Reports”). The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the date hereof), complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC or with respect to any of the SEC Reports as of the date hereof. All representations and warranties of Golden Eagle Topco LP, the Other Sellers and Complete Innovations Holdings Inc. set forth in the Transaction Agreement are true and correct in all respects, except as would not have a Material Adverse Effect. The description of the business and financial information of the Company and Complete Innovations Holdings Inc. set forth in the Marketing Materials (as defined below) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading. “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).

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4.3 Capitalization; Registration Rights. As of the date hereof, the authorized capital stock of the Company is 175,150,000 shares, consisting of 175,000,000 shares of Common Stock and 150,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). As of September 12, 2024, 107,578,010 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. The foregoing represents all of the issued and outstanding capital stock of the Company as of the date hereof. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the SEC Reports. Except as otherwise stated in the SEC Reports, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and the offering and sale of the Shares as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company except as described in this Agreement. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the SEC Reports, the Company owns of record and beneficially, free and clear of any security interests, claims, liens or other encumbrances, all of the issued and outstanding shares of such stock, except for such security interests, claims, liens or other encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

4.4 Authorization; No Conflicts; Authority. This Agreement and the Transaction Agreement have each been duly authorized, executed and delivered by the Company. Each of this Agreement and the Transaction Agreement constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable law and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of each of this Agreement and the Transaction Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except, in the case of subsection (A) and (C) of this Section 4.4, such as would not have or reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.4 of the Disclosure Schedules, no consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement, the Transaction Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the rules and regulations of the Nasdaq Stock Market and the Johannesburg Stock Exchange (“JSE”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and the Transaction Agreement and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement. There is not in effect any order enjoining or restraining the Company from entering into or engaging in any of the transactions contemplated by this Agreement or the Transaction Agreement.

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4.5 Accountants. Ernst & Young LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023, were the Company’s registered independent public accountants as of the date of filing of such Annual Report on Form 10-K as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board. Deloitte & Touche is the Company’s current registered independent public accounting firm.

4.6 Financial Statements. Except as disclosed in the SEC Reports, the consolidated financial statements of the Company, together with the related notes, set forth in the SEC Reports comply in all material respects with the requirements of the Exchange Act, the Securities Act and the 1933 Act Rules and Regulations and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity for the periods therein specified. The financial statements of the Company, together with the related notes, set forth in the SEC Reports are in conformity in all material respects with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved. All non-GAAP financial information included in the SEC Reports complies in all material respects with the applicable requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act. There is no pro forma or as adjusted financial information which is required to be included in the SEC Reports or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required. Except as disclosed in the SEC Reports, there are no material off-balance sheet arrangements (as defined in Regulation S-K, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included or incorporated by reference in SEC Reports.

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4.7 Restated Financial Statements. The restated financial statements of the Company for the fiscal years ended December 31, 2021 and 2022, and for each of the interim periods during the 2022 and 2023 fiscal years, together with the related notes (the “Restated Financial Statements”), set forth in the SEC Reports comply in all material respects with the requirements of the Exchange Act, the Securities Act and the 1933 Act Rules and Regulations and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity for the periods therein specified. The Restated Financial Statements are in conformity in all material respects with GAAP consistently applied throughout the periods involved.

4.8 Company Lock-Up. From the date hereof until the date that is sixty (60) days after the Closing Date, the Company shall not issue, offer or sell Common Stock, other than the issuance and sale of the Shares and the Consideration Shares (as defined in the Transaction Agreement). Notwithstanding the foregoing, in no event shall this Section 4.8 prohibit the Company from (i) issuing Common Stock, restricted stock units and options to purchase Common Stock, Common Stock underlying options granted and other securities, each pursuant to any equity award plan of the Company in effect on the date hereof; (ii) issuing Common Stock pursuant to the exercise or conversion of options, warrants or other securities of the Company outstanding on the date hereof, as disclosed in the SEC Reports, or issuing Common Stock or warrants or adjusting the right to receive such Common Stock or warrants in order to satisfy and in accordance with any anti-dilution provisions of any such agreements or securities; or (iii) filing any registration statements or amendments to any registration statements or related documents to comply with this Agreement.

4.9 Contracts. The material contracts to which the Company is a party that are filed pursuant to the Securities Act or the Exchange Act with the Commission by the Company have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by applicable law and the public policy underlying such laws.

4.10 No Actions. Except as disclosed in the SEC Reports, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would reasonably be expected to have a Material Adverse Effect.

4.11 Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of it or its subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect.

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4.12 Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Reports as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the SEC Reports or would not, individually or in the aggregate, have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

4.13 No Material Adverse Change. Except as set forth in Schedule 4.13 of the Disclosure Schedules, since December 31, 2023, and except as described in the SEC Reports, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities, or due to the issuance of shares of Common Stock to employees, independent contractors or directors in satisfaction of their compensation for their service), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Effect or any development which would reasonably be expected to result in any Material Adverse Effect.

4.14 Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect. The Company and each of its subsidiaries is operating in compliance with all laws pertaining to the transmission of funds, including the laws of the United States, any U.S. state or territory or any foreign jurisdiction in which the Company or any of its subsidiaries conducts business, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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4.15 Intellectual Property. The Company and each of its subsidiaries owns, possesses, or, to the knowledge of the Company, can acquire on reasonable terms, all material Intellectual Property (as defined below) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the SEC Reports to be conducted. Except as set forth on Schedule 4.15 of the Disclosure Schedules, (A) to the knowledge of the Company, and except as described in the SEC Reports, there is no infringement, misappropriation or violation by third parties of any such material Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such material Intellectual Property; (C) the material Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the material Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any material Intellectual Property or other proprietary rights of others and neither the Company or any of its subsidiaries has received any written notice of such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not, individually or in the aggregate, result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

4.16 Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income tax returns required to be filed (except in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect) and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith, or to the extent such default would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the SEC Reports.

4.17 Governmental Permits. Except as would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its subsidiaries owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a governmental body that are necessary to conduct of the business immediately following the Closing on substantially the same basis as currently conducted (collectively, the “Governmental Permits”); (ii) the Company and each of its subsidiaries have complied in all respects with the terms and conditions of the Governmental Permits and (iii) all Governmental Permits are in full force and effect.

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4.18 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

4.19 Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is customary and prudent for the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.20 No Market Stabilization or Manipulation. Neither the Company nor, to the Company’s knowledge, any person acting on its behalf has taken or will take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

4.21 Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or five percent or greater stockholders or any affiliate or affiliates of any such officer, director or five percent or greater stockholders, on the other hand, that is required to be described that is not so described in the SEC Reports. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

4.22 Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Safety and Health Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. Except as set forth in the Disclosure Schedules, no action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

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4.23 Continued Business. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuance or decrease is not reasonably likely to result in a Material Adverse Effect.

4.24 Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is approved for listing on the Nasdaq Stock Market and the JSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market or JSE nor has the Company received any notification that the Commission, the Nasdaq Stock Market or JSE is contemplating terminating such registration or listing. The issuance of the Shares does not contravene the rules and regulations of the Nasdaq Stock Market or JSE. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Nasdaq Stock Market or such other national securities exchange on which the Common Stock is then listed.

4.25 No Solicitation. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

4.26 Internal Controls. Except as disclosed in the SEC Reports, the Company and its subsidiaries maintain an effective system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The change in the accounting treatment of the preferred stock as described in the SEC Reports did not adversely impact the cash flows, total assets and total liabilities reported in the Company’s financial statements for the fiscal years ended December 31, 2021, 2022 and 2023 and for each of the interim periods during the 2022 and 2023 fiscal years. Except as disclosed in the SEC Reports, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal control; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

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4.27 Disclosure Controls. Except as disclosed in the SEC Reports, the Company maintains an effective system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

4.28 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the Company’s knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.29 OFAC.

(i) Neither the Company nor any of its subsidiaries, nor any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(A)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Syria, and the Crimea, Donetsk, Luhansk, Kherson, and Zaporizhzhia regions of Ukraine).

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(ii) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(A)	to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past ten years, neither the Company nor any of its subsidiaries has engaged in, and the Company and its subsidiaries are not now engaged in and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

4.30 [Reserved.]

4.31 ERISA and Employee Benefits Matters. Except as would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect: (A) to the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan; (B) at no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA; (C) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law; (D) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law; (E) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; and (F) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (i) if intended to qualify for special tax treatment, meets the requirements for such treatment, and (ii) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (G) the Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no union organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

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4.32 Compliance with Environmental Laws. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

4.33 Cybersecurity. (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases, equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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4.34 Compliance with Data Privacy Laws. The Company and its subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively, “Process” or “Processing”) of information that is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Privacy Laws (collectively, “Personal Information”), including the California Consumer Privacy Act and any other state laws regarding Personal Information, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and the UK GDPR (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place and take all reasonable steps necessary to materially comply with their policies, procedures, statements and representations relating to data privacy and security, and the Processing of Confidential Data (the “Privacy Statements”). To the Company’s knowledge, the Company and its subsidiaries have provided an accurate notice of its Privacy Statements to its customers, employees, third party vendors and representatives. The Company and its subsidiaries have reasonably made all disclosures to users and customers required by applicable Privacy Laws and regulatory rules or requirements, and, to the Company’s knowledge, none of such disclosures made or contained in any Privacy Statement have been inaccurate, misleading, incomplete or in material violation of any Privacy Laws. To the Company’s knowledge, the execution, delivery and performance of this Agreement, the Transaction Agreement or any other agreement referred to in this Agreement, the Transaction Agreement and any transactions or Processing known or contemplated after the execution of this Agreement, will not result in a breach or violation of any agreement, Privacy Laws or Privacy Statements, or require any additional notices, consents, licenses or permissions. The Company further certifies that, within the twelve (12) months prior to the date of this Agreement, neither it nor any subsidiary: (i) has received written notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Confidential Data or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or is a part of any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

4.35 Statistical and Market-Related Data. Any statistical and market-related data included in the Marketing Materials are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data agree, in all material respects, with the sources from which they are derived.

4.36 Fees and Commissions. Except for placement agent fees payable to the Placement Agents at the Closing, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

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4.37 Integration; Other Issuances of Shares. Except for shares of Common Stock to be issued in connection with the Transaction, neither the Company nor its subsidiaries or their affiliates, nor any person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions nor will the Company or its subsidiaries or their affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of each of the Purchasers in Section 5 below, the offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.38 Material Non-Public Information. Following the public announcement of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each of the Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

SECTION 5. Representations, Warranties and Covenants of the Purchasers. Each Purchaser represents and warrants, severally and not jointly, as of the date of this Agreement and as of the Closing Date, to, and covenants with, the Company and the Placement Agents that:

5.1 Experience. (i) Such Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) such Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) such Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the registration statement of the Company on Form S-1 registering the Shares for resale by such Purchaser pursuant to the terms of this Agreement (any such registration statement, a “Registration Statement”), and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and such Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as such Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; (iv) such Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the representations and warranties of the Company contained herein; (v) such Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vi) such Purchaser is an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, satisfying the requirements set forth on Schedule A hereto, or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or, solely in the case of a Purchaser that is a natural person, a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on either (a) Schedule A hereto following the signature page hereto or (b) on such other form agreed among the Purchaser, the Company and the Placement Agents); (vii) such Purchaser is an institutional account as defined in FINRA Rule 4512(c); and (ix) such Purchaser is not an entity formed for the specific purpose of acquiring the Shares.

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5.2 Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the 1933 Act Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

5.3 No Reliance on Placement Agents. Such Purchaser hereby acknowledges and agrees that (a) each Placement Agent is acting solely as the Company’s placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the Subscription, (b) each Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Subscription, (c) each Placement Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Subscription, and (d) each Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the Subscription.

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5.4 Confidentiality. Such Purchaser understands that the information concerning this private placement is strictly confidential and proprietary to the Company. Such Purchaser acknowledges that it is prohibited from reproducing or distributing this Agreement, or any other offering materials or other information provided by the Company in connection with such Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares. Further, such Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. Such Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, such Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. Any obligation of a Purchaser pursuant to this Section 5.4 will terminate upon the filing by the Company of a press release or press releases or Current Report on Form 8-K describing this offering as required by Section 22 hereof. In addition to the above, such Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 7.6 below). The foregoing shall not apply to any information that is or becomes publicly available through no fault of such Purchaser, or that such Purchaser is legally required to disclose; provided, however, that if such Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, to the extent legally permissible, it shall use its reasonable best efforts to provide the Company with prompt notice of any such request or order in order to enable the Company to seek an appropriate protective order. In the event the closing of the Transaction does not occur, such Purchaser understands and acknowledges that the Company will not be under any obligation to make any public “cleansing disclosure” with respect to any of the information provided by the Company to such Purchaser and the information provided to such Purchaser shall continue to remain confidential.

5.5 Investment Decision. Such Purchaser understands that nothing in the Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.6 Risk of Loss. Such Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment, and such Purchaser has full cognizance of and understands all of the risk factors related to such Purchaser’s purchase of the Shares. Such Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.

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5.7 Legend. Such Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form:

“THE SHARES EVIDENCED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

5.8 Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

5.9 Public Sale or Distribution.

(a) Such Purchaser acknowledges that there may occasionally be times when the Company, upon the advice of external legal counsel, must effectuate a Suspension (as defined below) of the use of the prospectus (the “Prospectus”) forming a part of a Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed, such Purchaser shall not use any written materials to offer the Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. Such Purchaser covenants that it will not sell any Shares pursuant to said Prospectus during the period commencing at the time when Company gives such Purchaser written notice of the Suspension of the use of said Prospectus pursuant to Section 7.6 and ending at the time when the Company gives such Purchaser written notice that such Purchaser may thereafter effect sales pursuant to said Prospectus pursuant to Section 7.6.

(b) At any time that such Purchaser is an affiliate of the Company, any resale of the Shares that purports to be effected under Rule 144 shall comply with all of the requirements of such rule, including the “manner of sale” requirements set forth in Rule 144(f).

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5.10 Organization; Validity; Enforcement. Such Purchaser further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by such Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of such Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which such Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to such Purchaser, except in each case as would not have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of such Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining such Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.11 Short Sales. Beginning as of the time that such Purchaser was first contacted by the Company, any of the Placement Agents or any other person on their behalf regarding the transactions contemplated hereunder, such Purchaser has not taken, and prior to the public announcement of the Closing such Purchaser shall not take, any action that has caused or will cause such Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option)) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock, in each case other than consummating the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

5.12 Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

SECTION 6. Survival. Notwithstanding any investigation made by any party to this Agreement or by any Placement Agent and subject to applicable statutes of limitations, all covenants and agreements made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor. All representations and warranties, made by the Company and the Purchasers herein shall survive for a period of two years following the later of the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

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SECTION 7. Registration of the Shares; Compliance with the Securities Act.

7.1 Registration Procedures and Expenses. The Company shall:

(a) as soon as practicable, but in no event later than 60 days following the Closing Date (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on any form under the Securities Act that the Company is then eligible to use (subject to Section 7.1(f)) relating to the resale of the Registrable Securities (as defined below) by the Purchasers from time to time that will become effective no later than 60 days following the Filing Deadline (the “Effectiveness Deadline”); provided, however, that in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth Business Day following the date on which the Company is so notified in writing if such date precedes the dates otherwise required above. The Company shall immediately notify the Purchasers via email of the effectiveness of a Registration Statement on the same trading day that the Company has received confirmation of effectiveness from the Commission. “Registrable Securities” means, as of any date of determination, all Shares and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that a security shall cease to be a Registrable Security upon the earliest of: (i) a sale pursuant to an effective Registration Statement or Rule 144 under the Securities Act, (ii) such security becoming eligible for resale without restriction by the Purchaser holding such securities pursuant to Rule 144, including without any volume limitations or manner-of-sale restrictions and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or (iii) two years after the date of effectiveness of the Registration Statement;

(b) promptly prepare and file with the Commission the required prospectus supplement under Rule 424(b) under the Securities Act and such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective so long as any Registrable Securities are outstanding;

(c) furnish to the Purchasers with respect to the Registrable Securities (and to each underwriter, if any, of such Registrable Securities) such number of copies of prospectuses and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers;

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(d) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchasers by the time the Registration Statement is declared effective; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(e) bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any in connection with the offering of the Shares pursuant to the Registration Statement;

(f) if Form S-3 is not available for the registration of the resale of Registrable Securities hereunder as of the Filing Deadline, the Company shall (i) register the resale of the Registrable Securities on Form S-1 and (ii) register such Registrable Securities for resale on Form S-3 promptly after the use of such form becomes available and use its reasonable best efforts to have such registration statement declared effective by the Commission;

(g) issue a press release or Form 8-K describing the transactions contemplated by this Agreement and the Transaction Agreement as required by Section 22;

(h) in order to enable the Purchasers to sell the Shares under Rule 144 promulgated under the Securities Act, for a period of one year from Closing, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act;

(i) direct its counsel to promptly issue a legal opinion to the Company’s transfer agent if required to effect the removal of the restrictive legend set forth in Section 5.7 of this Agreement if requested by a Purchaser;

(j) not less than five (5) trading days prior to the filing of each Registration Statement and not less than one (1) trading day prior to the filing of any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Purchaser copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Purchasers, such comment not to be unreasonably withheld, conditioned or delayed; provided that the Company shall redact any sections of such documents that may contain material non-public information unless the Purchaser consents in writing to receive such information and agrees to hold it in confidence; and

(k) with the exception of the Consideration Shares (as defined in the Transaction Agreement), neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant to this Agreement) may include securities of the Company in any Registration Statement other than the Registrable Securities.

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The Company understands that each Purchaser disclaims being an underwriter and shall not identify any Purchaser as an underwriter without the prior written consent of such Purchaser, but a Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A draft of the proposed form of the questionnaire related to the Registration Statement to be completed by each Purchaser is attached hereto as Appendix I.

7.2 Transfer of Shares After Registration. Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1, pursuant to an exemption to the registration requirements under the Securities Act or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or its plan of distribution.

7.3 Indemnification. For the purpose of this Section 7.3: (i) the term “Purchaser/Affiliate” shall mean each Purchaser’s officers, directors, members, managers, partners, trustees, employees, agents, other representatives, successors and assigns and any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of a Purchaser, including a transferee who is an affiliate of such Purchaser, and any person who controls such Purchaser or any affiliate of such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.

(a) The Company agrees to indemnify, defend and hold harmless each Purchaser and each of its Purchaser/Affiliates, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliates becomes subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the 1933 Act Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, and will promptly reimburse each Purchaser and each of its Purchaser/Affiliates for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Purchasers expressly for use therein, (ii) a Purchaser’s failure to deliver a copy of the Registration Statement, Prospectus or any amendment or supplement thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Purchaser with a sufficient number of copies of the same prior to any written confirmation of the sale by such Purchaser, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to a Purchaser prior to the pertinent sale or sales by such Purchaser.

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(b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers or controlling person becomes subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, (ii) such Purchaser’s failure to deliver a copy of the Registration Statement, Prospectus or any amendment or supplement thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Purchaser with a sufficient number of copies of the same prior to any written confirmation of the sale by such Purchaser or (iii) the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser that the Prospectus is outdated or defective; and will reimburse the Company, each of its directors, each of its officers or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of net proceeds received by such Purchaser on the sale of the Shares pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding, unless such settlement provides for monetary damages only and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Purchaser from the private placement of Common Stock hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and such Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and any Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if such Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5.9 or Section 7.2 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5 Information Available. The Company, upon the reasonable request of a Purchaser, shall make available for inspection by such Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by such Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, in each case that are not otherwise filed and publicly available, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by such Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

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7.6 Delay in Filing or Effectiveness of Registration Statement; Suspension. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline, then for each 30 day period following the Filing Deadline, until but excluding the date of the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effectiveness Deadline, then for each 30 day period following the Effectiveness Deadline, until but excluding the date the Commission declares the Registration Statement effective, the Company shall pay each Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30 day period equal to 1.0% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement; and for any such 30 day period, such payment shall be made no later than five business days following such 30 day period. The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 7 no more than three (3) times in any twelve (12) month period and for no more than thirty (30) consecutive days for a total of not more than sixty (60) days in such twelve (12) month period in the event that the Company determines in good faith that such Suspension is necessary to (1) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (2) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (a “Suspension”); provided, that the Company shall promptly (a) notify each Purchaser in writing of the commencement of a Suspension, but shall not (without the prior written consent of a Purchaser) disclose to such Purchaser any material nonpublic information giving rise to a Suspension, (b) advise the Purchasers in writing to cease all sales under such Registration Statement until the end of the Suspension, (c) use commercially reasonable efforts to terminate a Suspension as promptly as practicable and (d) notify each Purchaser in writing of the lifting of any Suspension. If a Purchaser shall be prohibited from selling Registrable Securities under the Registration Statement as a result of a Suspension of more than the maximum periods allowed pursuant to the previous sentence, then for each 30 day period on which a Suspension is in effect that exceeds a maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay such Purchaser, as liquidated damages and not as a penalty, an amount per 30 day period equal to 1.0% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that Suspension has been lifted is delivered to the Purchasers pursuant to clause (d) of this Section 7.6 of this Agreement. Notwithstanding the foregoing, any payments under this Section 7.6 shall be prorated for any period of less than 30 days. Any payments made pursuant to this Section 7.6 shall not constitute the Purchasers’ exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 7.6 (i) to more than one Purchaser in respect of the same Shares for the same period of time, (ii) in excess of 1.0% of the purchase price paid by any Purchaser for its Shares pursuant to this Agreement in any 30 day period or (iii) in an aggregate amount that exceeds 7.5% of the purchase price paid by the Purchasers for the Shares pursuant to this Agreement. Such payments shall be made to the Purchasers in cash. For the avoidance of doubt, the Company will not owe any payments pursuant to this Section 7.6 with respect to any securities that are eligible for resale by non-affiliates without any volume limitations or manner-of-sale restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

7.7 Removal of Restrictive Legends. In connection with any sale, assignment, transfer or other disposition of the Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that upon such sale, assignment, transfer or other disposition the Shares held by such Purchaser become freely tradable and upon compliance by such Purchaser with the requirements of this Agreement, if requested by such Purchaser, the Company shall deliver irrevocable instructions to the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new entry for such book entry Shares sold or disposed of without restrictive legends within one (1) trading day of any such request therefor from such Purchaser, provided that the Company and the Transfer Agent have timely received from such Purchaser customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from a Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Company agrees that following the Effective Date (as defined below) or at such time as such legend is no longer required under this Section 7.7, it will, no later than one (1) trading day from the receipt of a written request from a Purchaser following the Effective Date, in exchange for any certificate, book entry statement or other instrument representing Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to each Purchaser a certificate, book entry statement or other instrument representing such Purchaser’s Shares that is free from all restrictive and other legends. “Effective Date” means the earliest of the date that (a) the Registration Statement registering for resale all Shares has been declared effective by the Commission, (b) all of the Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions (assuming the holder thereof is not then an affiliate of the Company), (c) immediately follows the one-year anniversary of the Closing Date provided that a holder of Shares is not an affiliate of the Company, or (d) all of the Shares may be sold pursuant to an exemption from registration without volume or manner-of-sale restrictions and counsel to the Company has delivered to the Purchasers a standing written unqualified opinion that resales may then be made by such Purchasers of the Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such Purchasers. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

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SECTION 8. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Company and the Purchasers hereunder shall terminate without any further liability on the part of the Company or the Purchasers in respect thereof, upon the earliest to occur of (i) such date and time as the Transaction Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of the Company and the Purchasers with respect to a majority of the Shares to be purchased hereunder to terminate this Agreement, or (iii) December 31, 2024, if the Closing has not occurred by such date (the termination events in clauses (i) through (iii), collectively, “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented losses, liabilities or damages arising from any such willful breach. The Company shall notify the Purchasers of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Agreement shall be void and of no further effect and any monies paid by the Purchasers to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned in full to the Purchasers by wire transfer of U.S. dollars in immediately available funds to the account specified by the Purchasers, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

SECTION 9. Broker’s Fee. Each Purchaser acknowledges that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Shares to the Purchasers. Each Purchaser and the Company agree that no Purchaser shall be responsible for such fee and that the Company will indemnify, defend and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

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SECTION 10. Third-Party Beneficiary. The Company and each Purchaser hereby acknowledge and agree that each of the Placement Agents are a third-party beneficiary of the representations and warranties of the Company and each Purchaser contained in this Agreement.

SECTION 11. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each of the Purchasers under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Powerfleet, Inc.

123 Tice Boulevard,

Woodcliff Lake, NJ 07677

Attention:	David Wilson, Chief Financial Officer

with a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention:	Honghui S. Yu
Michael Neidell

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b) if to a Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

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SECTION 13. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers holding a majority (or, prior to the Closing, the Company and each Purchaser) of the Shares purchased hereunder. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. Notwithstanding anything to the contrary herein, Section 4, Section 5, Section 6, Section 9, Section 10, this Section 13 and Section 22 may not be modified, waived or terminated in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

SECTION 14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 15. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 16. Governing Law; Venue. Each party agrees this Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or based upon this Agreement or any other transaction contemplated hereby shall be instituted in the federal courts of the United States of America or New York State court in each case sitting in New York City, and the Company and each Purchaser irrevocably submits to the exclusive jurisdiction of the federal courts of the United States of America and of any New York State court in each case sitting in New York City for purposes of all suits, actions or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company and each Purchaser irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile or other electronic signatures (including, without limitation, DocuSign) shall be deemed original signatures.

SECTION 18. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

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SECTION 19. Fees and Expenses. Except as set forth herein, each of the Company and each Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 20. Parties. Except as provided in Section 10, this Agreement is made solely for the benefit of and is binding upon the Purchasers and the Company and to the extent provided in Section 7.3, any person entitled to indemnification thereunder, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to a Purchaser pursuant to this Agreement.

SECTION 21. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 22. Press Release. The Company shall, no later than 9:00 a.m., New York City time, on the trading day immediately following the date of this Agreement, issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K disclosing all material terms contained in this Agreement and the Transaction Agreement and file a current report on Form 8-K, including this Agreement and the Transaction Agreement as exhibits thereto, with the Commission. Notwithstanding the foregoing, except as may otherwise be agreed with a given Purchaser, without such Purchaser’s prior written consent (email being sufficient), the Company shall not identify the Purchasers or its respective affiliates by name or by identifiable description in any issuance of a press release, on its website, in any marketing materials or investor presentations, on social media channels, or in any SEC Reports (unless required by the rules and regulations of the Commission). For the avoidance of doubt, each Purchaser acknowledges that it may be identified in the selling stockholder section of the Registration Statement. Except as otherwise agreed with a given Purchaser, from and after the issuance of such press release or Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, nonpublic information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement and the Transaction Agreement. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

[Remainder of Page Left Intentionally Blank]

30

IN WITNESS WHEREOF, the undersigned has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Purchaser:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which shares are to be registered (if different):	Date: ______________________________, 2024
Mailing Address-Street (if different):
Purchaser’s EIN:	City, State, Zip:
Business Address-Street:	Attn: _________________________________
City, State, Zip:	Telephone No.:
Attn: _________________________________	Email Address:
Telephone No.:
Email Address:

Number of Shares to Be Purchased	Per Share Price	Purchase Price
[●]	$ [●]	$ [●]

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.

POWERFLEET, INC.

By:
Name:
Title:

Date: ________________________, 2024

[Signature Page to the Subscription Agreement]

Exhibit A

Form of Lock-Up Agreement

(See Attached)

A-1

Exhibit A

LOCK-UP AGREEMENT

__________, 202__

Powerfleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey

United States 07677

Re: Powerfleet, Inc. — Subscription Agreement for Common Stock

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in connection with the proposed Subscription Agreement (the “Subscription Agreement”) by and among Powerfleet, Inc., a Delaware corporation (the “Company”), and certain investors (the “Investors”) relating to the proposed private placement (the “Private Placement”) of up to 20,000,000 shares of Common Stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Subscription Agreement.

In light of the benefits that the Private Placement will confer upon the undersigned in its capacity as a stockholder and/or an officer or director of the Company, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned will not, during the period beginning on the date of this Letter Agreement and ending 60 days after the date from the completion of the purchase and sale of the Shares pursuant to Section 3.1 of the Subscription Agreement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned and are required to be reported on the undersigned’s Form 4 and Form 5 filings in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) the disposition of shares of Common Stock to the Company in satisfaction of restricted stock vesting tax withholding obligations, (B) transfers of shares of Common Stock as a bona fide gift or gifts, and (C) by will or intestate succession or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the Company and the Investors a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than, in the case of a transfer or distribution pursuant to clause (A), (B) or (C), any filing on a Form 4 or Form 5 required to be filed under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or distribution).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

If the Subscription Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any securities to be sold thereunder, then this Letter Agreement shall immediately be terminated and the undersigned shall automatically be released from all obligations under this Letter Agreement. The undersigned acknowledges and agrees that whether or not any Private Placement actually occurs depends on a number of factors, including market conditions. The undersigned understands that the Investors are entering into the Subscription Agreement in reliance upon this Letter Agreement.

A-2

Exhibit A

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]